2 About this Policy As a UPS employee, while performing your duties, you may learn information about UPS or another company that is not generally available to the public. As a result, you are considered an “insider” for purposes of the UPS Insider Trading Compliance Program (this “Policy”) and U.S. securities laws. All UPS employees are responsible for keeping Company information confidential until it is widely disseminated and made public by UPS. The disclosure of material non-public information (i.e., information likely to affect the investment decisions of a reasonable investor), or the possession of material non-public information when making an investment decision, can result in a violation of the U.S. securities laws and this Policy. This Policy applies to all UPS securities that you own, directly or indirectly, and regardless of how they were acquired (e.g., under a UPS compensation plan, by gift or through open market purchases). When you possess material non-public information (also known as "inside information"), you are prohibited from buying or selling UPS securities or the securities of another company. You are also prohibited from "tipping" other persons to buy or sell UPS securities, regardless of whether you receive a benefit. This prohibition also applies to your family members, dependents, other members of your household, and entities controlled by you (as described below). Violations could result in your termination of employment, personal lawsuits against you, civil or criminal proceedings against you by the U.S. Securities and Exchange Commission (SEC), and proceedings against any person who bought or sold the securities based on a tip from the you. UPS and its managers also may be liable. General Policy Never share confidential or proprietary information (i.e., information that may give UPS a competitive advantage) about UPS with anyone outside of UPS, except for those who have a business need to know such information. This includes your relatives, friends and former UPS employees. Disclosing confidential or proprietary information could disadvantage UPS and create liability for you. In addition, never share material non-public information about the Company with anyone outside of UPS, including your relatives, friends and former UPS employees. You are also prohibited from selectively disclosing material non-public information, or disclosing information that is inaccurate or could be misinterpreted. Disclosure of partial information or selective disclosure may require that UPS disclose further information on a broader scale before it is ready to do so. Therefore, all inquiries for information from outside UPS must be handled carefully. Only designated individuals are authorized to speak on behalf of UPS and to disclose information publicly about UPS. Inquiries from financial analysts should be directed to Investor Relations. Press and other types of inquiries should be directed to UPS Public Relations. You are encouraged to read the UPS Disclosure Policy for more information. A copy of the policy can be found here. If you believe that you or someone else may have inadvertently disclosed material non-public information, please contact Investor Relations as soon as possible. If you invest in a company with which UPS does or may do business, you should be aware of potential issues relating to insider trading, conflicts of interest and misuse of confidential

3 information. This Policy applies to any financial or ownership interest in any company with which UPS currently does, or may in the future do, business, or competes with (including current and potential customers, suppliers, vendors, service partners and competitors). Limitations and Restrictions on Trading in UPS Securities Material Non-public Information Material information about a public company is information that would be expected to (a) affect the decision of a reasonable investor to purchase, sell, or hold the company's securities, or (b) alter the market price of the company's securities, whether positive or negative. You should assume that information about UPS is material if it would affect in any way your own consideration of whether to buy, sell or hold UPS securities. Examples of material non-public information about UPS include: 1. Earnings, financial or operating results, or volume or revenue statistics, whether for completed periods or relating to expectations for future periods. 2. Plans relating to its capital structure or outstanding securities, including issuances or repurchases of common stock or debt securities, and information about possible changes in the company’s credit ratings. 3. New products and services, or trends in the utilization of the Company’s products and services. 4. The gain or loss of a substantial customer or joint venture partner, or any significant change in the relationship with any important business partner. 5. Entering into or terminating any significant contract, including those relating to its facilities or its fleet, or relating to its customers or suppliers. 6. The status of negotiations relating to collective bargaining agreements or information about labor disputes or work stoppages. 7. The filing of litigation or claims against the Company, developments in pending actions or litigation, investigations or enforcement actions relating to the Company, or other claims against or contingent liabilities affecting the Company. 8. Planning, discussions or negotiation of a joint venture, acquisition, disposition or merger. 9. Changes in senior management, including promotions or retirements. 10. Any material impairment or change in the value of the Company’s assets, restructuring or other unusual changes, or significant accounting or tax development. 11. Changes in dividend policies or payments. 12. A significant cybersecurity incident, such as a data breach, or any other significant disruption in the Company’s operations or loss, potential loss, breach or unauthorized access of the Company’s property or assets, whether at the Company’s facilities or through the company’s technology infrastructure. This list is illustrative, and there are many other types of information and events that may be material at any particular time, depending on the circumstances. Where there is any possibility that an item may be considered material, you should treat it as such. You should confer with the Corporate Compliance and Ethics Department or the Corporate Legal Department if you want to review any specific situation.

4 Information is considered to be non-public until (a) it has been released and reported in widely available media outlets or included in publicly available documents filed with or furnished to the SEC, and (b) investors have had sufficient time to absorb the information. Information is generally considered to be public one full trading day after the information is released to the general public. Trading Windows A trading window is a designated time period during which an employee in trading group 2, 3 or 4 (as described below) may transact in UPS securities, provided that employee is not in possession of material non-public information. While the trading window is closed, employees in these groups may not transact in UPS securities. Information about the status of the trading window is available on UPSers.com, from the Corporate Compliance and Ethics Department and through the trading window information line. The trading window generally opens following the first full day of trading after each quarterly earnings release. The trading window will generally close at the end of the second month of each quarter. However, you should not expect the trading window will open on any particular date, or remain open for any minimum period, since the trading window schedule may be modified as a result of significant corporate developments. If you are in trading groups 2, 3 or 4, you are responsible for ensuring that the trading window is open prior to engaging in any transactions in UPS shares. This includes both placing any trading order with your broker and the broker's execution of the trading order. If you are in trading groups 3 or 4, you must have all trading activities pre-cleared through the UPS Stock Transaction Pre-clearance process. By requesting pre-clearance, you affirm, among other things, you are not entering into transactions while in the possession of material non-public information. Stock Transaction Pre-clearance forms are available here. Even if the trading window is open, you may not transact in UPS securities if you possess material non-public information about UPS. This general prohibition applies to all transactions in UPS securities, including those that are specifically excluded from the trading window and pre-clearance restrictions in this Policy, such as initial enrollment and changes in investment elections under the UPS Discounted Employee Stock Purchase Plan or Dividend Reinvestment Plan (as described below). Special Trading Restrictions UPS reserves the right to impose special trading restrictions from time to time on all or any group of employees, officers or directors. This may occur when, in the judgment of the Corporate Legal Department, the special trading restrictions are warranted. During a special trading restriction period, you will not be permitted to purchase or sell UPS securities and you may or may not be allowed to execute transactions in UPS securities that would otherwise be permitted. You also may be prohibited from trading in the securities of other companies. UPS will notify you when any special trading restrictions go into effect and when they end.

5 Applicability of Trading Restrictions to Controlled Entities and Others The trading restrictions that apply to you also apply to your spouse, dependents, and those living in your household, even if not related. If you are a member of trading groups 3 or 4, you must obtain pre-clearance for these people prior to their executing any trades in Company securities. If you are a member of trading groups 2, 3 or 4, these people may only enter into transactions when the trading window is open. In addition, you are prohibited from tipping or sharing confidential information with these people or any other persons outside of UPS. This Policy also applies to any entity (a) over which you have control or influence with respect to its transactions in securities (for example, if you are a member of an investment committee of an endowment) or (b) in which you have a material financial interest (for example, a trust of which you are a beneficiary). Trading Groups Depending on job responsibilities, access to information and other factors, individuals have been assigned to one of five trading groups. Your trading group is identified in the stock information box on the home page of UPSers.com. You are responsible for knowing your trading group. This Policy, including the trading restrictions, applies to all UPS employees, including employees on leave or on vacation. If you have any questions about your trading group please contact the Corporate Compliance Department. Group 1: Members of trading group 1 are prohibited from transacting in UPS securities while in possession of material non-public information. Group 2: Members of trading group 2 are prohibited from transacting in UPS securities while in possession of material non-public information and while the trading window is closed. Group 3: Members of trading group 3 are prohibited from transacting in UPS securities while in possession of material non-public information, while the trading window is closed and without having their transactions pre-cleared by UPS. Group 4: Members of trading group 4 are prohibited from transacting in UPS securities while in possession of material non-public information, while the trading window is closed, without having their transactions pre-cleared by UPS and reviewed by the Chief Legal and Compliance Officer. In addition, any gifts of UPS securities must be pre-cleared by UPS and reviewed by the Chief Legal and Compliance Officer. Group 5: Members of trading group 5 are prohibited from transacting in UPS securities. Specific Transactions in UPS Securities This Policy applies to transactions involving both UPS class A and class B shares, regardless of how the transaction is executed. A summary of the application of trading restrictions to certain types of transactions in UPS securities follows. Converting Class A Shares to Class B Shares You are not subject to trading window restrictions or pre-clearance when converting UPS class A shares to class B shares, so long as there is no concurrent sale of the class B shares.

6 Derivative Securities and Hedging Transactions Derivatives are securities contracts or arrangements were the value of the contract or arrangement varies in relation to the price of UPS securities. Derivative securities include exchange-traded put or call options, as well as individually arranged derivative transactions, such as variable prepaid forwards, equity swaps and collars. The purchase or sale of derivatives by UPS employees could motivate them to take actions that conflict with the long-term interests of other shareowners, or could create the appearance of misuse of inside information. Accordingly, members of trading groups 3 and 4 are prohibited (a) from purchasing or selling derivative securities relating to UPS securities, and (b) from purchasing financial instruments (including variable prepaid forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of UPS securities. The prohibition against transactions in derivatives does not apply to stock options or other interests issued under UPS employee benefit plans. While the trading window is closed, trading group 2 employees are prohibited from entering into or closing a transaction under any derivative security relating to UPS securities or purchasing financial instruments that are designed to hedge or offset any decrease in the market value of UPS securities. Contact the Corporate Legal Department if you have any question as to whether a particular type of arrangement, derivative transaction or financial instrument is permitted under these Policies. Pledging and Trading on Margin UPS securities held on margin (or margined) or pledged as collateral may be sold without your consent if you fail to meet a margin call or if you default on a loan. As a result, a margin or foreclosure sale may result in unintentional insider trading. If you pledge your UPS securities or use UPS securities to secure a loan, you may be forced to take actions (for instance, depositing additional money or selling other securities) to satisfy margin requirements in order to avoid your lender or broker selling your UPS securities at a time that would result in a violation of insider trading laws or this Policy. Because of this risk, you should exercise caution when margining UPS securities or pledging UPS securities as collateral for a loan. Members of trading group 4 are prohibited from pledging UPS securities as collateral for a loan and holding UPS securities in margin accounts, regardless of whether a loan or other margin credit has been obtained under such accounts. This Policy does not prohibit broker-assisted exercise or settlement of equity awards granted by UPS that involve an extension of credit only until the sale is settled. Dividend Reinvestment Plan (DRIP) Transactions You do not require pre-clearance and the trading window does not need to be open in order for you to enroll, change your dividend reinvestment or terminate your participation in the DRIP. However, if you possess material, non-public information about UPS, you are prohibited from entering into these transactions in the DRIP.

7 For optional cash purchases under the DRIP, if you are a member of trading groups 2, 3 or 4, such purchases must occur while the trading window is open. Also, if you are a member of trading groups 3 or 4, pre-clearance is required. 401(k) Savings Plan Transactions and Discounted Employee Stock Purchase Plan (DESPP) Transactions Any transaction involving UPS securities within the UPS Savings Plan is subject to trading restrictions. Similarly, participation in the DESPP is also subject to trading restrictions. If you are a member of trading groups 2, 3 or 4, such transactions must occur while the trading window is open. If you are a member of trading groups 3 or 4, pre-clearance is required. Employee Stock Option Exercises You do not require pre-clearance and the trading window does not need to be open when the exercise price of a stock option is paid in cash or class A shares. However, if any UPS shares will be sold in order to pay the exercise price of the option, withholding taxes or transaction fees (a Cashless Exercise), then members of trading groups 2, 3 or 4 can only execute such Cashless Exercise transactions while the trading window is open, and pre-clearance is required for members of trading groups 3 and 4. These restrictions also apply to a cashless hold because some UPS shares are sold in these option exercises. All stock option exercises must be executed through the UPS stock option program administrator. Contact the Investor Relations Department for information regarding your stock options. Any subsequent sale of UPS securities acquired upon exercise of stock options, regardless of the form of exercise, is subject to the trading restrictions applicable to your trading group. Tax Withholding This Policy does apply to your election to use UPS securities to satisfy tax withholding requirements upon the vesting of any restricted stock. Rule 10b5-1 Trading Plans Rule 10b5-1 under the Securities Exchange Act of 1934 (Rule 10b5-1) provides a defense from insider trading liability for transactions executed under written trading plans which meet certain criteria. These trading plans allow employees in all trading groups to purchase or sell UPS shares even when they possess material non-public information and without satisfying the trading window and pre-clearance requirements. The trading plan must comply with Rule 10b5-1 and must satisfies the following requirements: 1. The trading plan can only be established at a time when the employee does not possess material non-public information. 2. The trading plan cannot be established during a time when the trading window is closed. 3. No more than one trading plan may be entered into at any given time. 4. No more than one trading plan may be entered into during any 12-month period if the plan is designed to affect an open market purchase or sale of the total amount of UPS securities subject to the trading plan as a single transaction as contemplated by Rule 10b5-1(C)(1)(ii)(E) under the Securities Exchange Act of 1934.

8 5. Members of trading groups 3 and 4 must obtain pre-clearance before establishing or amending a trading plan. 6. Members of trading group 4 may only establish or amend a trading plan with the prior written approval of the Corporate Legal Department. 7. Members of trading group 4 must include a representation to UPS at the time the trading plan is adopted that (i) they are not aware of material non-public information and (ii) they are adopting the trading plan in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b5-1. Delegation of Authority to an Approved Investment Manager Employees in all trading groups (other than trading group 4) may have transactions in UPS securities executed on their behalf, even at a time when they possess material non-public information and without satisfying the trading window and pre-clearance requirements, if the transactions are executed pursuant to a written plan to delegate investment authority to an approved investment manager, which will make trading decisions without further input from the employee. Any such delegation must satisfy the following requirements: 1. The delegation can only be made at a time when the employee does not possess material, non- public information and, for persons in trading groups 2 and 3, when the trading window is open. 2. The delegation complies with the following: (a) the first transaction in UPS securities will be made in conformity with standard processing guidelines by the applicable Company administrator, (b) after delegating investment authority, the employee may not separately transact in any UPS securities in the account covered by the delegation for a minimum of 180 days, including the 180-day period following the employee's termination of the delegation, (c) the delegation does not permit the employee to exercise any subsequent influence over how, when or whether to effect transactions in the UPS securities, and (d) after terminating a delegation, an employee may not delegate investment discretion for the account to any investment manager for at least 180 days. 3. Members of trading group 3 must obtain pre-clearance before delegating investment discretion. 4. Upon termination of a delegation, employees are responsible for complying with all applicable trading restrictions. Failure to comply with these requirements may result in a violation of U.S. securities laws and this policy. Contact the Corporate Legal Department with any questions before delegating any investment authority. Short Sales A short sale involves securities that a seller does not own at the time of sale or, if the securities are owned, where they will be delivered on a delayed basis. Selling securities "short" is consistent with an expectation that the price of the securities will decline, is often speculative in nature, and may have an adverse effect on the market price of the securities being sold. Short selling could indicate that an insider is trading on the basis of inside information, particularly when the trading occurs shortly before a major company announcement or event. Accordingly, our employees, officers, and directors are prohibited from engaging in short sales of UPS securities.

9 Standing Orders and Limit Orders Purchases or sales of UPS securities resulting from standing orders, open orders or limit orders may result in the execution of orders without your control over the transaction or your awareness of the timing of the transaction. Accordingly, any standing orders should be used only for a very brief period and with detailed instructions to the broker who will execute the transaction. If you place any type of "good until cancelled" order, you must cancel the order prior to when the trading window closes or if you become aware of material non-public information. For any member of trading group 3 or 4, any such order must be executed or cancelled within five business days after you have obtained pre-clearance of your transaction. Standing orders under an approved Rule 10b5-1 Trading Plan, described above, are not subject to the limitations. Transactions in Non-UPS Securities Conflicts of Interest Employees should avoid conflicts of interest in making investment decisions. Investment activities must be lawful and must not conflict, or even appear to conflict, with the interests of UPS. Trading in Another Company’s Securities If you are aware of material non-public information about a company other than UPS, you should also refrain from disclosing that information or trading in that company's securities. Such activity may be both illegal and unethical. We must be particularly sensitive to conflicts of interest when considering investing in a company with which UPS does or might do business. You may not make an investment in such a company if you have direct or indirect responsibility for the UPS relationship with that company or are in the line of authority for UPS's business relationship with that company if it would conflict, or even appear to conflict, with the interests of UPS. This means you should not have any financial or ownership interest in a company if it could cause you, or might be perceived by others to cause you, to choose between that interest and the interests of UPS. Initial Public Offerings (IPOs) You may not accept an offer to participate in an IPO, "directed share offer," or a so-called "friends and family" program in a company when the offer to participate in such a program arises because of your job with UPS. Such an offer generally is regarded as an improper "gift" raising issues of conflicts of interest and favoritism. Such an offer must be declined. This prohibition also applies to your spouse, dependents and those living in your household, even if not related. Mutual Funds Investments in mutual funds or similar investment vehicles, in which you do not directly influence the selection, sale, or purchase of a particular stock or security, generally do not present the same likelihood of a conflict of interest as purchases of shares of individual companies. Therefore, such investments generally are permissible.

10 For More Information Risking liability for insider trading or creating a conflict of interest raises serious ethical and legal problems. Failure to adhere to this Policy can result in your dismissal, personal liability or SEC penalties. If you have any questions, contact your manager. If you have concerns about potentially unethical or illegal conduct, you should discuss them with your manager, through the use of the UPS Open Door Policy, or you can call the UPS Ethics Hotline at 1-800-220-4126. Updates to this Policy can be found on the Corporate Compliance and Ethics website. * * *